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                                                                    EXHIBIT 99.1
                                                                   PRESS RELEASE

PRESS CONTACT:                                INVESTOR RELATIONS CONTACT:
Robyn Jenkins                                 Roberta DeTata
Cisco Systems, Inc.                           Cisco Systems, Inc.
(408) 853-9848                                (408) 527-6388
rojenkin@cisco.com                            rdetata@cisco.com

INDUSTRY ANALYST CONTACT:
Leslie Fletcher
Cisco Systems, Inc.
(408) 853-6289
fletcher@cisco.com

             CISCO SYSTEMS COMPLETES ACQUISITION OF ALLEGRO SYSTEMS

     SAN JOSE, Calif., Sept. 26, 2001 - Cisco Systems, Inc., today announced it has completed the acquisition of privately held Allegro Systems, Inc.

     On July 27, 2001, Cisco announced a definitive agreement to acquire
Allegro Systems, a developer of Virtual Private Network (VPN) acceleration technologies designed to enhance the performance and functionality of secure networking technologies. The acquisition strengthens Cisco's existing VPN and security solutions with added performance capabilities to meet the growing requirements of organizations connecting remote offices, employees and customers to corporate networks and the Internet. The acquisition of Allegro Systems is being accounted for as a purchase.

ABOUT CISCO SYSTEMS

     Cisco Systems (NASDAQ: CSCO) is the worldwide leader in networking for the Internet. Cisco news and information are available at http://www.cisco.com.


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Cisco, Cisco Systems, PIX, IOS and the Cisco Systems logo are registered trademarks of Cisco Systems, Inc. or its affiliates in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners. The use of the word partner does not imply a partnership relationship between Cisco and any other company. (0005R)